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                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               XTRA CORPORATION
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              (Name of Registrant as Specified In Its Charter)


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                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

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                         [XTRA CORPORATION LETTERHEAD]

                                        November 18, 1998

Dear Stockholder of XTRA Corporation:

     You recently received a Proxy Statement/Prospectus dated October 30, 1998 relating to a Special Meeting of Stockholders (the "Special Meeting") of XTRA Corporation (the "Company"), to be held on November 27, 1998. At the Special Meeting, you will be asked to consider and vote upon (i) a proposal to approve and adopt the Agreement and Plan of Merger and Recapitalization (the "Recapitalization Merger Agreement"), dated as of June 18, 1998, as amended and restated as of July 31, 1998, between the Company and Wheels MergerCo LLC, a newly organized Delaware limited liability company ("MergerCo") and (ii) a proposal to approve the 1998 XTRA Corporation Stock Option and Incentive Award Plan.

     It is important that your shares be represented at the Special Meeting, whether or not you plan to attend personally. To ensure that your shares are
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represented at the Special Meeting, you should complete and sign the proxy card
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that was enclosed with your Proxy Statement/Prospectus and return it as soon as
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possible in the postage-paid envelope that was also enclosed in the package that
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you received. You may revoke your proxy at any time prior to its exercise. If
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you are present at the Special Meeting or any adjournments or postponements thereof, you may revoke your proxy and vote personally on the matters properly brought before the Special Meeting.

     If the stockholders of the Company approve and adopt the Recapitalization Merger Agreement and the transactions contemplated thereby, and such transactions are consummated, MergerCo will be merged with and into the Company with the Company as the surviving corporation (the "Merger"). The Recapitalization Merger Agreement provides, among other things, that the owner of each share of common stock, par value $.50 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") can elect either to receive $65.00 in cash for that share or to retain that share, with cash to be paid in lieu of fractional shares of Company Common Stock. Such election is subject to proration so that upon consummation of the Merger, the Company's existing shareholders will retain 500,000 shares of the Company Common Stock and will receive $65.00 per share in cash for the balance of the Company Common Stock.

     A combined Form of Election/Letter of Transmittal was sent to you with the Proxy Statement/Prospectus for purposes of your making the above-described election. You should (i) complete page one of the Form of Election/Letter of
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Transmittal to indicate the number of shares that you elect to retain and the
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number for which you elect to receive cash, and (ii) return the form to Boston
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EquiServe. L.P. (the "Exchange Agent") at one of the addresses indicated on page
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two of the form. As provided on page one of the Form of Election/Letter of
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Transmittal, for an election to be effective, the Form of Election/Letter of
Transmittal must be delivered to the Exchange Agent by 5:00 p.m., Eastern Standard Time, on November 25, 1998. However, notwithstanding any instructions
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to the contrary contained in the Proxy Statement/Prospectus or in the Form of
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Election/Letter of Transmittal, you should not enclose your share certificates
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with the Form of Election/Letter of Transmittal at this time. If the Merger is
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consummated, as soon as practicable as of or after the Effective Time, the
Company will send you a separate Letter of Transmittal, which you will be asked to complete and return to the Exchange Agent along with your share certificates. Questions and requests for assistance may be directed to the Exchange Agent.

                                        Yours very truly,


                                        /s/ Thomas A. Giacchetto
                                        Thomas A. Giacchetto
                                        Chief Counsel and Secretary